Exhibit 99.1

TopBuild (NYSE:BLD), the leading purchaser, installer and distributor of insulation products to the U.S. construction industry, reports strong first quarter 2017 results

•	Upsizes Term and Revolving Credit Facilities to $600 Million
•	Announces $100 Million Accelerated Share Repurchase

First Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended March 31, 2016)

•	Net Sales increased 6.6% to $441.4 million, primarily driven by sales volume growth in both operating segments. On a same branch basis, revenue increased 4.8% to $433.8 million.
•	Gross margin expanded 140 basis points to 23.0%.
•

Operating loss was $3.5 million, compared to operating profit of $19.8 million.  The first quarter operating loss was the result of a $30 million legal settlement with Owens Corning announced on May 5, 2017.  On an adjusted basis, operating profit was $28.6 million, compared to $20.8 million, a 37.5% improvement.

•	Operating margin was (0.8%), down 560 basis points. Adjusted operating margin improved 150 basis points to 6.5%.
•

Loss from continuing operations was $1.7 million, or $0.05 per diluted share, compared to income of $11.1 million, or $0.29 per diluted share.  Adjusted income from continuing operations was $16.9 million, or $0.46 per diluted share, compared to $11.9 million, or $0.31 per diluted share.

•	Adjusted EBITDA was $33.9 million, compared to $25.3 million, a 34.1% increase. Incremental EBITDA margin was 31.5%.
•	At March 31, 2017, the Company had cash and cash equivalents of $80.4 million and availability under its revolving credit facility of $75.9 million for total liquidity of $156.3 million.

Jerry Volas, Chief Executive Officer, stated, “TopBuild reported another strong quarter.  Top line growth was solid and operating margins expanded in both business segments.  Our results reflect the ongoing housing recovery combined with the impact of internal initiatives to expand our residential market share, grow our commercial revenue base and enhance our operational efficiency. We remain confident 2017 will be another outstanding year for TopBuild.”

Operating Segment Highlights ($ in 000s)

(comparisons are to the quarter ended March 31, 2016)

	3 Months		3 Months
	Ended		Ended
Truteam	3/31/2017	Service Partners	3/31/2017
Sales	$290,887	Sales	$170,244
Change	6.6%	Change	5.8%

Operating Margin	(3.1)%	Operating Margin	9.1%
Change	(800 bps)	Change	20 bps

Adj. Operating Margin	7.4%	Adj. Operating Margin	9.1%
Change	210 bps	Change	10 bps

New Credit Facilities

The Company has entered into a new term loan and revolving credit facility, replacing its previous facility.

	New Facility	Previous Facility
Term Loan	$350M	$200M
Revolver	$250M	$125M
Total Credit Facility	$600M	$325M
Accordion*	$200M	$100M
LIBOR Borrowing Spread**	150bps	150bps
Marturity Date	May 2022	June 2020
Participating Lenders	6	6

*Subject to certain conditions

**Subject to leverage grid

Bank of America Merrill Lynch (BofAML) and PNC Bank served as Joint Lead Arrangers and Joint Book Runners on the new credit facilities.

Volas stated,  “We are very pleased to have successfully increased our term loan and revolving credit facilities by $275 million with a maturity extension of almost two years. The additional capital from the term loan and revolving credit facility strengthens our ability to capitalize on strategic acquisitions and other opportunities designed to enhance long-term value for our shareholders.”

Capital Allocation

Acquisitions

Year-to-date, through May 9, 2017, the Company has closed five acquisitions, four concentrating on residential insulation and one on heavy commercial. Combined, they are expected to generate approximately $54 million of incremental revenue on an annual basis.

Share Repurchases

Under the $200 million share repurchase program announced on February 28, 2017, the Company has repurchased 282,262 shares at an average price of $46.39 per share through March 31.

Additionally, the Company has entered into an agreement with BofAML to repurchase $100 million of the Company’s common stock under an accelerated share repurchase (ASR) program.  This ASR is part of TopBuild’s $200 million share repurchase program.

Under the terms of the ASR agreement, the Company will pay $100 million to BofAML. The actual number of shares to be repurchased will be based on the average of the daily volume-weighted prices of the Company’s common stock during the term of the transaction, less an agreed discount, and subject to potential adjustments pursuant to the terms and conditions of the ASR agreement.  At final settlement, BofAML may be required to deliver additional shares of common stock to the Company or, under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to BofAML.  The final settlement of the transaction under the ASR is expected to occur no later than the first quarter of 2018.

Volas stated, “The companies we’ve acquired demonstrate our commitment to expanding our market share and enhancing our competitive position.    In addition, the synergies achieved are meaningful, increasing our return on investment.  Our dedicated M&A team remains focused on our significant pipeline of prospects as well as the integration of the companies we’ve acquired.  While the top priority of our capital allocation plan is funding acquisitions, our accelerated share repurchase program demonstrates our firm commitment to optimizing the efficiency of our capital structure.”

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss first quarter 2017 financial results is scheduled for today, Tuesday, May 9, 2017, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (800) 633-8284.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.  A replay will be available for one week beginning at 11:00 a.m. Eastern Time and may be accessed by dialing (800) 633-8284 and entering the passcode: 21842819.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading purchaser, installer and distributor of insulation products to the U.S. construction industry. We provide insulation services nationwide through TruTeamSM, which has over 175 branches, and through Service Partners® which distributes insulation from over 70 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.   We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per common share amounts)

	Three Months Ended March 31,
	2017	2016

Net sales	$441,363	$414,024
Cost of sales	339,735	324,569
Gross profit	101,628	89,455

Selling, general, and administrative expense (exclusive of significant legal settlement, shown separately below)	75,091	69,688
Significant legal settlement	30,000	—
Operating (loss) profit	(3,463)	19,767

Other income (expense), net:
Interest expense	(1,370)	(1,673)
Other, net	107	75
Other expense, net	(1,263)	(1,598)
(Loss) income from continuing operations before income taxes	(4,726)	18,169

Income tax benefit (expense) from continuing operations	3,016	(7,053)
(Loss) income from continuing operations	(1,710)	11,116

Net (loss) income	$(1,710)	$11,116

Income (loss) per common share:
Basic:
(Loss) income from continuing operations	$(0.05)	$0.29
Net (loss) income	$(0.05)	$0.29

Diluted:
(Loss) income from continuing operations	$(0.05)	$0.29
Net (loss) income	$(0.05)	$0.29

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$80,370	$134,375
Receivables, net of an allowance for doubtful accounts of $3,633 and $3,374 at March 31, 2017, and December 31, 2016, respectively	269,359	252,624
Inventories, net	112,633	116,190
Prepaid expenses and other current assets	27,592	23,364
Total current assets	489,954	526,553

Property and equipment, net	95,788	92,760
Goodwill	1,063,518	1,045,058
Other intangible assets, net	15,952	2,656
Deferred tax assets, net	19,469	19,469
Other assets	3,258	3,623
Total assets	$1,687,939	$1,690,119

LIABILITIES
Current liabilities:
Accounts payable	$226,974	$241,534
Current portion of long-term debt	20,000	20,000
Accrued liabilities	99,647	64,399
Total current liabilities	346,621	325,933

Long-term debt	153,885	158,800
Deferred tax liabilities, net	193,715	193,715
Long-term portion of insurance reserves	37,867	38,691
Other liabilities	1,892	433
Total liabilities	733,980	717,572

EQUITY	953,959	972,547
Total liabilities and equity	$1,687,939	$1,690,119

	As of March 31,
	2017	2016
Other Financial Data
Working Capital Days†
Receivable days	45	44
Inventory days	30	30
Accounts payable days	84	90
Working capital	$155,018	$127,708
Working capital as a percent of sales (LTM)	8.8%	7.6%

† Amounts adjusted for acquisitions for comparability purposes

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Net Cash Provided by (Used in) Operating Activities:
Net (loss) income	$(1,710)	$11,116
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,231	2,895
Share-based compensation	2,084	1,600
Loss on sale or abandonment of property and equipment	88	950
Amortization of debt issuance costs	86	86
Provision for bad debt expense	995	1,054
Loss from inventory obsolescence	360	335
Deferred income taxes, net	—	(3)
Changes in certain assets and liabilities:
Receivables, net	(6,568)	(8,505)
Inventories, net	4,531	10,350
Prepaid expenses and other current assets	(4,195)	7,167
Accounts payable	(17,842)	(29,846)
Accrued liabilities	33,656	6,181
Other, net	118	(27)
Net cash provided by operating activities	14,834	3,353

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(3,800)	(2,900)
Acquisition of businesses	(41,242)	—
Proceeds from sale of property and equipment	133	76
Other, net	32	68
Net cash used in investing activities	(44,877)	(2,756)

Cash Flows Provided by (Used in) Financing Activities:
Repayment of long-term debt	(5,000)	(2,500)
Taxes withheld and paid on employees' equity awards	(1,583)	(1,256)
Repurchase of shares of common stock	(17,379)	(1,539)
Net cash used in financing activities	(23,962)	(5,295)

Cash and Cash Equivalents
Decrease for the period	(54,005)	(4,698)
Beginning of year	134,375	112,848
End of period	$80,370	$108,150

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$237	$426

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2017	2016	Change
Installation
Sales	$290,887	$272,878	6.6%

Operating (loss) profit, as reported	$(8,964)	$13,506
Operating margin, as reported	(3.1)%	4.9%

Significant legal settlement	30,000	828
Rationalization charges	411	—
Operating profit, as adjusted	$21,447	$14,334
Operating margin, as adjusted	7.4%	5.3%

Distribution
Sales	$170,244	$160,888	5.8%

Operating profit, as reported	$15,484	$14,333
Operating margin, as reported	9.1%	8.9%

Rationalization charges	—	83
Operating profit, as adjusted	$15,484	$14,416
Operating margin, as adjusted	9.1%	9.0%

Total
Sales before eliminations	$461,131	$433,766
Intercompany eliminations	(19,768)	(19,742)
Net sales after eliminations	$441,363	$414,024	6.6%

Operating profit, as reported - segment	$6,520	$27,839
General corporate expense, net	(6,682)	(4,720)
Intercompany eliminations and other adjustments	(3,301)	(3,352)
Operating (loss) profit, as reported	$(3,463)	$19,767
Operating margin, as reported	(0.8)%	4.8%

Significant legal settlement	30,000	1,008
Rationalization charges†	1,738	—
Acquisition costs	292	—
Operating profit, as adjusted	$28,567	$20,775
Operating margin, as adjusted	6.5%	5.0%

Share-based compensation	2,084	1,600
Depreciation and amortization	3,231	2,895
EBITDA, as adjusted	$33,882	$25,270

Sales change period over period	27,339
EBITDA, as adjusted change period over period	8,612
EBITDA, as adjusted as percentage of sales change	31.5%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except common share amounts)

	Three Months Ended March 31,
	2017	2016
Gross Profit and Operating Profit Reconciliations

Net sales	$441,363	$414,024

Gross profit, as reported	$101,628	$89,455

Gross profit, as adjusted	$101,628	$89,455

Gross margin, as reported	23.0%	21.6%
Gross margin, as adjusted	23.0%	21.6%

Operating (loss) profit, as reported	$(3,463)	$19,767

Significant legal settlement	30,000	1,008
Rationalization charges	1,738	—
Acquisition costs	292	—
Operating profit, as adjusted	$28,567	$20,775

Operating margin, as reported	(0.8)%	4.8%
Operating margin, as adjusted	6.5%	5.0%

Income Per Common Share Reconciliation

(Loss) income from continuing operations before income taxes, as reported	$(4,726)	$18,169

Significant legal settlement	30,000	1,008
Rationalization charges	1,738	—
Acquisition costs	292	—
Income from continuing operations before income taxes, as adjusted	27,304	19,177

Tax rate at 38% rate	(10,376)	(7,287)
Income from continuing operations, as adjusted	$16,928	$11,890

Income per common share, as adjusted	$0.46	$0.31

Average diluted common shares outstanding	37,123,245	37,899,110

TopBuild Corp.

 Same Branch Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Net sales
Same branch	$433,777	$414,024
Acquired	7,586	—
Total	$441,363	$414,024

EBITDA, as adjusted
Same branch	33,453	25,270
Acquired	429	—
Total	$33,882	$25,270

Same branch EBITDA, as adjusted as percentage of sales change	41.4%	26.6%
Acquired adjusted EBITDA, as adjusted as percentage of sales change	5.7%	—%

TopBuild Corp.

 Reconciliation of EBITDA to Net (Loss) Income (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Net (loss) income, as reported	$(1,710)	$11,116
Adjustments to arrive at EBITDA, as adjusted:
Other expense, net	1,263	1,598
Income tax (benefit) expense from continuing operations	(3,016)	7,053
Depreciation and amortization	3,231	2,895
Share-based compensation	2,084	1,600
Rationalization charges	1,738	1,008
Acquisition costs	292	—
Significant legal settlement	30,000	—
EBITDA, as adjusted	$33,882	$25,270